SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report - July 19, 2002

                 Date of earliest event reported - July 12, 2002

                           Continental Resources, Inc.
             (Exact name of registrant as specified in its charter)


      Oklahoma                     333-61547                    73-0767549
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                            Identification No.)


              302 N. Independence, Suite 106, Enid, Oklahoma      73701
               (Address of principal executive offices)        (Zip Code)


                                  580-233-8955
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)
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Item 4.  Changes in Registrant's Certifying Accountant

     On July 12, 2002, Continental Resources, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as the Company's independent auditor and appointed Ernst & Young LLP ("Ernst & Young") as its new independent auditor for the quarter ended June 30, 2002. These actions were approved by the Company's Board of Directors.

     Andersen's audit reports on the Company's financial statements for the two most recent fiscal years, which ended December 31, 2000 and 2001, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years, which ended December 31, 2000 and 2001, and the subsequent interim period through July 12, 2002:

(1) there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(2) no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K) occurred; and

(3) the Company did not consult with Ernst & Young regarding any of the matters or events described in Item 304(a) (2) (I) and (ii) of Regulation S-K.

     The Company has been unsuccessful in its attempts to obtain a letter from Andersen stating Andersen's agreement with the foregoing disclosures. The Company has been advised that Andersen no longer has an infrastructure in place to process requests for such letters.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 19, 2002

                               Continental Resources, Inc.

                               By  ROGER V. CLEMENT
                                   Roger V. Clement
                                   Senior Vice President and
                                   Chief Financial Officer